EXHIBIT 99.2

SOUTHERN CROSS ACQUISITION II CORP. ANNOUNCES CLOSING OF $76,526,300 INITIAL PUBLIC OFFERING

NEW YORK CITY, NY / ACCESS Newswire / August 27, 2026 / – Southern Cross Acquisition II Corp. (NASDAQ: SCATU) (the “Company”), a Cayman Islands exempted company, announced today the closing of its initial public offering of 7,652,630 units at $10.00 per unit, which includes the partial exercise of the underwriters’ option to purchase an additional 152,630 units to cover over-allotments. The gross proceeds from the offering were $76,526,300 before deducting underwriting discounts and estimated offering expenses.  The units are listed on the Nasdaq Capital Market (“Nasdaq”) and began trading under the ticker symbol “SCATU” on August 26, 2026. Each unit consists of one ordinary share, one redeemable warrant, and one right to receive one-fourth of one ordinary share upon consummation of an initial business combination. Each redeemable warrant entitles the holder thereof to purchase one ordinary share at an exercise price of $11.50 per share. Once the securities comprising the units begin separate trading, the ordinary shares, warrants and rights are expected to be listed on Nasdaq under “SCAT,” “SCATW,” and “SCATR,” respectively.

Concurrently with the closing of the initial public offering, the Company closed a private placement of 224,932 units at a price of $10.00 per unit, resulting in gross proceeds of $2,249,320. The private placement units are identical to the units sold in the initial public offering, subject to certain limited exceptions as described in the final prospectus.

D. Boral Capital LLC acted as sole book-running manager of the offering.

Robinson & Cole LLP served as legal counsel to the Company on the initial public offering. Norton Rose Fulbright US LLP served as legal counsel to D. Boral Capital LLC.

Of the net proceeds received from the consummation of the initial public offering and simultaneous private placement, approximately $76,717,616 ($10.025 per unit sold in the public offering) was placed in trust. An audited balance sheet of the Company as of August 27, 2026, reflecting receipt of the proceeds upon the consummation of the initial public offering and the private placement, will be included as an exhibit to a Current Report on Form 8-K to be filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”).

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A final prospectus relating to and describing the final terms of the offering was filed with the SEC on August 26, 2026. The offering is being made only by means of a prospectus. Copies of the prospectus may be obtained from D. Boral Capital LLC, 590 Madison Ave., 39th Floor, New York, New York 10022, by telephone at (212) 970-5150 or by email at dbccapitalmarkets@dboralcapital.com. Copies of the registration statement can also be obtained by visiting EDGAR on the SEC's website at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Southern Cross Acquisition II Corp.

The Company is a blank check company formed to effect a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities. The Company’s target search will not be limited to a particular industry or geographic region.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering, the anticipated use of the net proceeds and the search for an initial business combination. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement, preliminary prospectus and final prospectus for the Company’s offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based, except as required by law.

Contact

Southern Cross Acquisition II Corp.

Ally Tong Zhang

Chief Executive Officer

allyz@southerncross.cc

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